Exhibit 99.1
Ingram Micro Reports Fiscal First Quarter 2025 Financial Results

•Net sales of $12,281 million, up 8.3% over prior year and above our guidance range of $11,425 - $11,825 million
•Gross profit of $828.8 million, at the upper end of our guidance range of $785 - $835 million
•Net income of $69.2 million and non-GAAP net income(1) of $144.2 million
•Diluted earnings per share (“EPS”) of $0.29 and non-GAAP diluted EPS(1) of $0.61, at the high point of our guidance range of $0.51 - $0.61
•Cash used in operations of $200.4 million and adjusted free cash flow(1) of $(159.1) million
•Incremental $125 million of term loan repaid during quarter
•Increases quarterly dividend by 2.7% to $0.076 per share

IRVINE, Calif.— (BUSINESS WIRE) —May 8, 2025—Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported fiscal first quarter results for the period ended March 29, 2025. The Company reported fiscal first quarter net sales of approximately $12.3 billion, net income on a GAAP basis of $69.2 million or $0.29 per share, and non-GAAP net income of $144.2 million or $0.61 per share.(1)

“We were very pleased with our first quarter performance, in which net sales were up 11% year-over-year on a constant currency basis, with earnings per share at the high end of our guidance. Our proven execution during periods of market volatility gives us confidence in our long-term strategy, which is playing out in the traction on our Xvantage platform,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “We believe that our global reach and decades of experience enabling growth for our trusted partners – together with our targeted investments in automation and our platform – position us to continue delivering strong returns to our shareholders.”

“Our sustained investments in innovation are driving efficiencies and operating leverage, as reflected in our first quarter results, allowing us to be even more nimble and resilient going forward,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “Looking to the second quarter, we expect to drive solid growth in our top line but even faster growth in non-GAAP EPS as we help our vendors and customers navigate current markets. Aided by real-time analytics and frictionless quoting through our AI-powered Xvantage platform, we currently see healthy ordering activity, and we are enabling our partners to react quickly to changes in demand and pricing environments.”

Consolidated Fiscal First Quarter 2025 Results(1)

	Thirteen Weeks Ended March 29, 2025		Thirteen Weeks Ended March 30, 2024		2025 vs. 2024
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$12,280,843		$11,334,934		$945,909
Gross profit	828,762	6.75%	834,938	7.37%	(6,176)
Income from operations	200,864	1.64%	170,121	1.50%	30,743
Net income	69,189	0.56%	49,552	0.44%	19,637
Adjusted Income from Operations	229,283	1.87%	222,469	1.96%	6,814
Adjusted EBITDA	290,791	2.37%	290,370	2.56%	421
Non-GAAP Net Income	144,180	1.17%	135,196	1.19%	8,984
EPS:
Basic	$0.29		$0.22
Diluted	$0.29		$0.22
Non-GAAP EPS:
Basic	$0.61		$0.61
Diluted	$0.61		$0.61

Consolidated Fiscal First Quarter 2025 Financial Highlights

•Net sales totaled $12.3 billion, compared to $11.3 billion in the prior fiscal first quarter, representing an increase of 8.3%. The year-over-year increase includes net sales growth in our North America, Asia-Pacific and EMEA regions. The translation impact of foreign currencies relative to the U.S. dollar had an approximate 2.4% negative impact on the year-over-year net sales comparison.

•Gross profit was $828.8 million, compared to $834.9 million in the prior fiscal first quarter.

•Gross margin was 6.75%, compared to 7.37% in the prior fiscal first quarter. The year-over-year decrease in gross margin was driven by a shift in sales mix towards our lower-margin client and endpoint solutions offerings, a shift in customer mix more towards large enterprise customers which typically yield lower gross margins, and a shift in geographic mix towards our lower-margin, lower cost-to-serve Asia-Pacific region.

•Income from operations was $200.9 million, compared to $170.1 million in the prior fiscal first quarter. Adjusted income from operations was $229.3 million, compared to $222.5 million in the prior fiscal first quarter. The growth in income is reflective of the same mix factors noted above as our net sales were more concentrated in lower cost-to-serve business, coupled with the efficiencies garnered from prior cost reductions and automation.

•Income from operations margin was 1.64%, compared to 1.50% in the prior fiscal first quarter. Adjusted income from operations margin was 1.87% compared to 1.96% in the prior fiscal first quarter. The year-over-year comparisons are reflective of a lower gross margin profile largely offset by improved operating expense leverage.

•Adjusted EBITDA was $290.8 million, compared to $290.4 million in the prior fiscal first quarter.

•Diluted EPS was $0.29, compared to $0.22 in the prior fiscal first quarter. Non-GAAP diluted EPS was $0.61, compared to $0.61 in the prior fiscal first quarter.

•Cash used in operations was $200.4 million, compared to $100.3 million used in operations in the prior fiscal first quarter, and adjusted free cash flow was $(159.1) million, compared to $(66.8) million in the prior fiscal first quarter, including some strategic investment in inventory ahead of potential cost increases driven by macro-economic factors.

Regional Fiscal First Quarter 2025 Financial Highlights

North America

Net sales were $4.4 billion, compared to $4.0 billion in the prior fiscal first quarter, an increase of 9.8% compared to the prior fiscal first quarter. The year-over-year increase in North American net sales was driven by an increase in net sales of client and endpoint solutions, led by strength in PCs and tablets, as well as growth in advanced solutions, primarily server, infrastructure software and cyber security, with a heavier concentration of these sales into large corporate and enterprise customers. Additionally, growth in both cloud-based solutions and Other services contributed to the year-over-year increase in net sales.

Income from operations was $84.4 million, compared to $59.9 million in the prior fiscal first quarter.

Income from operations margin was 1.90%, compared to 1.48% in the prior fiscal first quarter. The year-over-year increase in income from operations margin was primarily due to a reduction in selling, general and administrative (“SG&A”) expenses as a percentage of net sales in the region driven by mix of business and the outcome of prior cost reduction initiatives.

EMEA

Net sales were $3.4 billion, an increase of 0.6% compared to the prior fiscal first quarter. The year-over-year increase in EMEA net sales was primarily a result of growth in PCs, components and storage, as well as strong growth in cloud, partially offset by declines in peripherals and networking. The translation impact of foreign currencies relative to the U.S. dollar had an approximate 2% negative impact on the year-over-year net sales comparison.

Income from operations was $57.3 million, compared to $49.0 million in the prior fiscal first quarter.

Income from operations margin was 1.67%, compared to 1.44% in the prior fiscal first quarter. The year-over-year increase in income from operations margin was primarily due to a reduction in restructuring costs and improved operating leverage, which was partially offset by a mix shift towards our lower-margin client and endpoint solutions.

Asia-Pacific

Net sales were $3.6 billion, compared to $3.0 billion in the prior fiscal first quarter. The 20.1% increase in Asia-Pacific net sales was driven by net sales of client and endpoint solutions, led by growth in smartphones and tablets, as well as growth in advanced solutions, primarily in networking. Cloud-based solutions also grew double digits in the region. The translation impact of foreign currencies relative to the U.S. dollar had an approximate 3% negative impact on the year-over-year net sales comparison.

Income from operations was $46.3 million, compared to $50.6 million in the prior fiscal first quarter.

Income from operations margin was 1.28%, compared to 1.68% in the prior fiscal first quarter. The year-over-year decrease in income from operations margin was primarily the result of shift in geographic mix towards our lower-margin, lower-cost-to-serve China market, a heavier concentration of mobility sales, and a heightened competitive market in India.

Latin America

Net sales were $0.8 billion, compared to $0.9 billion in the prior fiscal first quarter. The 8.5% decrease in Latin American net sales was primarily driven by currency translation rates, which had a negative impact of 8.2% on the year-over-year comparison of net sales.

Income from operations was $23.0 million, compared to $24.5 million in the prior fiscal first quarter.

Income from operations margin was 2.86%, compared to 2.78% in the prior fiscal first quarter. The year-over-year increase in income from operations margin was a result of higher gross margin achievement on net sales of both advanced solutions and cloud-based solutions, partially offset by an increase in compensation and headcount expenses. The translation impact of foreign currencies relative to the U.S. dollar also had a negative impact of 17 basis points on the year-over-year comparison of the region’s operating margin.

Fiscal Second Quarter 2025 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal second quarter of 2025, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control.(1)

	Thirteen Weeks Ended June 28, 2025
($ in millions, except per share data)	Low	High
Net sales	$11,765	$12,165
Gross profit	$800	$850
Non-GAAP Diluted EPS	$0.53	$0.63

Our fiscal second quarter 2025 guidance assumes an effective tax rate of approximately 29% on a non-GAAP basis and 235.2 million diluted shares outstanding.

Dividend Increase and Payment

The Company’s board of directors has declared a cash dividend of $0.076 per share of the Company’s common stock, representing a 2.7% increase from the prior quarterly dividend of $0.074 per share. The dividend is payable on June 3, 2025, to stockholders of record as of May 20, 2025.

Fiscal First Quarter 2025 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Thursday, May 8, 2025, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed at 862-298-0702 and 866-682-6100.

A telephonic replay will be available through Friday, August 8, 2025, at 877-660-6853 or 201-612-7415, access code 13753351. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to a highly diversified base of business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. Learn more at www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by, or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See “Schedule A: Reconciliation of Non-GAAP Financial Measures” in the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility, and supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us now or in the future; the effect of various political, geopolitical, and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; our financing efforts; our relationships with our customers, original equipment manufacturers, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which the interests of Platinum Equity, LLC together with its affiliated investment vehicles (“Platinum”) conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.

Contact:

Investor Relations:
Willa McManmon
ir@ingrammicro.com

Media:
Lisa Zwick
lisa.zwick@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	March 29, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$881,637	$918,401
Trade accounts receivable (less allowances of $155,185 and $146,999, respectively)	8,893,511	9,448,354
Inventory	5,036,283	4,699,483
Other current assets	836,685	734,939
Total current assets	15,648,116	15,801,177
Property and equipment, net	488,776	482,503
Operating lease right-of-use assets	423,470	412,662
Goodwill	840,106	833,662
Intangible assets, net	759,899	772,571
Other assets	468,103	477,115
Total assets	$18,628,470	$18,779,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,616,860	$10,005,824
Accrued expenses and other	995,550	1,021,958
Short-term debt and current maturities of long-term debt	453,124	184,860
Short-term operating lease liabilities	100,749	93,889
Total current liabilities	11,166,283	11,306,531
Long-term debt, less current maturities	3,031,637	3,168,280
Long-term operating lease liabilities, net of current portion	376,111	369,493
Other liabilities	191,736	201,511
Total liabilities	14,765,767	15,045,815
Commitments and contingencies
Stockholders’ equity:
Common Stock, par value $0.01, 2,000,000,000 shares authorized and 234,825,581 issued and outstanding at March 29, 2025 and December 28, 2024	2,348	2,348
Additional paid-in capital	2,906,606	2,903,842
Retained earnings	1,389,211	1,337,399
Accumulated other comprehensive loss	(435,462)	(509,714)
Total stockholders’ equity	3,862,703	3,733,875
Total liabilities and stockholders’ equity	$18,628,470	$18,779,690

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Net sales	$12,280,843	$11,334,934
Cost of sales	11,452,081	10,499,996
Gross profit	828,762	834,938
Operating expenses:
Selling, general and administrative	625,965	642,152
Restructuring costs	1,933	22,665
Total operating expenses	627,898	664,817
Income from operations	200,864	170,121
Other (income) expense:
Interest income	(13,818)	(10,311)
Interest expense	74,889	84,612
Net foreign currency exchange loss	23,717	12,326
Other	15,673	6,813
Total other (income) expense	100,461	93,440
Income before income taxes	100,403	76,681
Provision for income taxes	31,214	27,129
Net income	$69,189	$49,552
Basic earnings per share	$0.29	$0.22
Diluted earnings per share	$0.29	$0.22

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$69,189	$49,552
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	48,031	46,263
Amortization of operating lease asset	32,437	27,868
Deferred income taxes	(18,701)	(17,329)
Loss (gain) on foreign exchange	21,650	(2,955)
Other	10,292	1,410
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	594,783	543,294
Inventory	(270,403)	(75,378)
Other assets	(105,537)	(6,599)
Accounts payable	(385,519)	(579,846)
Change in book overdrafts	(118,076)	(31,967)
Operating lease liabilities	(30,282)	(27,755)
Accrued expenses and other	(48,294)	(26,824)
Cash used in operating activities	(200,430)	(100,266)
Cash flows from investing activities:
Capital expenditures	(29,737)	(35,579)
Proceeds from deferred purchase price of factored receivables	71,031	69,060
Other	16,997	(9,374)
Cash provided by investing activities	58,291	24,107
Cash flows from financing activities:
Dividends paid to shareholders	(17,377)	—
Change in unremitted cash collections from servicing factored receivables	3,484	(12,274)
Repayment of Term Loans	(125,000)	—
Gross proceeds from other debt	17,228	24,249
Gross repayments of other debt	(15,854)	(30,015)
Net proceeds from revolving and other credit facilities	235,374	22,490
Other	(1,096)	(934)
Cash provided by financing activities	96,759	3,516
Effect of exchange rate changes on cash and cash equivalents	8,616	(18,270)
Decrease in cash and cash equivalents	(36,764)	(90,913)
Cash and cash equivalents at beginning of period	918,401	948,490
Cash and cash equivalents at end of period	$881,637	$857,577
Supplemental disclosure of non-cash investing information:
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$64,041	$64,914

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) integration and transition costs and (iv) the advisory fees paid to Platinum Equity Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, under a corporate advisory services agreement (which has been terminated as a result of our initial public offering (“IPO”)) (such terminated agreement, the “CASA”).

•We define adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) the advisory fees paid to Platinum Advisors under the CASA, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to the IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vii) certain other items as defined in our credit agreements.

•ROIC is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted ROIC is defined as adjusted net income divided by the invested capital for the period. Adjusted net income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, (v) the advisory fees paid to Platinum Advisors under the CASA, plus (vi) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv) and (v) plus (vii) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define non-GAAP net income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) the advisory fees paid to Platinum Advisors under the CASA, (vi) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vii) stock-based compensation expense for restricted stock units issued in connection with our IPO, (viii) certain other items as defined in our credit agreements, (ix) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii) and (x) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from adjusted net income, which is a component of adjusted ROIC as described above.

•We define adjusted free cash flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables and (v) capital expenditures.

•We define non-GAAP basic EPS as non-GAAP net income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities.

The following is a reconciliation of income from operations to adjusted income from operations:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Income from operations	$200,864	$170,121
Amortization of intangibles	21,430	21,790
Restructuring costs	1,933	22,665
Integration and transition costs	5,056	1,643
Advisory fee	—	6,250
Adjusted Income from Operations	$229,283	$222,469

The following is a reconciliation of net income to adjusted EBITDA:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net income	$69,189	$49,552
Interest income	(13,818)	(10,311)
Interest expense	74,889	84,612
Provision for income taxes	31,214	27,129
Depreciation and amortization	48,031	46,263
EBITDA	$209,505	$197,245
Restructuring costs	1,933	22,665
Net foreign currency exchange loss	23,717	12,326
Integration, transition and operational improvement costs	34,083	31,174
Advisory fee	—	6,250
Cash-based compensation expense	4,493	5,440
Stock-based compensation expense	2,764	—
Other	14,296	15,270
Adjusted EBITDA	$290,791	$290,370

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net income	$69,189	$49,552

Stockholders' equity	3,862,703	3,471,771
Long-term debt	3,031,637	3,583,572
Short-term debt and current maturities of long-term debt	453,124	355,186
Cash and cash equivalents	(881,637)	(857,577)
Invested capital	6,465,827	6,552,952

Return on Invested Capital	4.3%	3.0%

Period in weeks for non-52 week periods	13	13
Number of weeks	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net income	$69,189	$49,552
Pre-tax adjustments:
Other expense	100,461	93,440
Amortization of intangibles	21,430	21,790
Restructuring costs	1,933	22,665
Integration and transition costs	5,056	1,643
Advisory fee	—	6,250
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(33,093)	(33,387)
Other discrete items	107	449
Adjusted net income	$165,083	$162,402

Stockholders' equity	3,862,703	3,471,771
Long-term debt	3,031,637	3,583,572
Short-term debt and current maturities of long-term debt	453,124	355,186
Cash and cash equivalents	(881,637)	(857,577)
Invested Capital	$6,465,827	$6,552,952

Number of Days	91	91
Adjusted Return on Invested Capital	10.2%	9.9%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at adjusted net income.

The following is a reconciliation of net income to non-GAAP net income:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net income	$69,189	49,552
Pre-tax adjustments:
Amortization of intangibles	21,430	21,790
Restructuring costs	1,933	22,665
Net foreign currency exchange loss	23,717	12,326
Integration, transition and operational improvement costs	34,083	31,174
Advisory fee	—	6,250
Cash-based compensation expense	4,493	5,440
Stock-based compensation expense	2,764	—
Other items	12,325	12,380
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(25,861)	(26,830)
Other miscellaneous tax adjustments	107	449
Non-GAAP Net Income	$144,180	$135,196
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at non-GAAP net income.

The following is a reconciliation of net income to adjusted free cash flow:

($ in thousands)	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Net Income	$69,189	$49,552
Depreciation and amortization	48,031	46,263
Other non-cash items and changes to non-working capital assets/liabilities	(138,435)	(52,184)
Changes in working capital	(179,215)	(143,897)
Cash used in operating activities	$(200,430)	$(100,266)
Capital expenditures	(29,737)	(35,579)
Proceeds from deferred purchase price of factored receivables	71,031	69,060
Adjusted free cash flow	$(159,136)	$(66,785)

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended March 29, 2025	Thirteen Weeks Ended March 30, 2024
Basic and Diluted EPS - GAAP (a)	$0.29	$0.22
Amortization of intangibles	0.09	0.10
Restructuring costs	0.01	0.10
Net foreign currency exchange loss	0.10	0.06
Integration, transition and operational improvement costs	0.15	0.14
Advisory fee	—	0.03
Cash-based compensation expense	0.02	0.02
Stock-based compensation expense	0.01	—
Other items	0.05	0.06
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.11)	(0.12)
Other miscellaneous tax adjustments	0.00	0.00
Non-GAAP Basic and Diluted EPS (a)	$0.61	$0.61
(a) GAAP and non-GAAP diluted EPS for the Thirteen Weeks Ended March 29, 2025 includes 115,177 of outstanding restricted stock units that are dilutive.

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal second quarter 2025. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal second quarter 2025 GAAP diluted EPS to a forward-looking estimate of fiscal second quarter 2025 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted EPS for fiscal second quarter 2025 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.